EXHIBIT 99.2

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@stiracmg.com

STEADFAST APARTMENT REIT III ANNOUNCES
NEW ESTIMATED VALUE PER SHARE OF ITS COMMON STOCK

IRVINE, Calif., Oct. 12, 2018 - Steadfast Apartment REIT III, Inc. ("STAR III") announced today that its board of directors (the "Board") determined an estimated value per share of $22.54 of each of STAR III's Class A, Class T and Class R common stock as of June 30, 2018.
The estimated value per share was determined by the Board after independent, third-party firms conducted property-level and aggregate valuation analyses on STAR III’s 10 multifamily properties, as well as STAR III's cash and other assets, less the estimated value of STAR III's outstanding mortgage debt and other liabilities, divided by the number of STAR III's shares issued and outstanding on an adjusted fully diluted basis, calculated as of June 30, 2018.
“We believe this estimated value per share reflects one of the non-traded REIT industry’s best valuations relative to initial share offering price in the shortest time since escrow break,” said Ella Neyland, president of STAR III. “We feel this highlights the successful execution of our strategy of enhancing value wisely to provide luxury-style living for mid-tier prices.”
The Board engaged CBRE Capital Advisors, Inc. ("CBRE Cap"), a FINRA registered broker-dealer firm that specializes in providing real estate financial services, to provide a valuation report that sets forth the a calculation of the range of the estimated value per share of each class of STAR III's common stock as of June 30, 2018. CBRE Cap based this range upon appraisals of all of STAR III's real estate properties performed by CBRE, Inc., an affiliate of CBRE Cap and an independent third-party appraisal firm.

STAR III's valuation committee, upon review of CBRE Cap's valuation report, recommended the Board adopt $22.54 as the estimated value per share of each class of STAR III's common stock as of June 30, 2018. CBRE Cap is not responsible for the determination of the estimated value per share of each class of STAR III's common stock as of June 30, 2018.
STAR III, which terminated its primary offering on August 31, 2018, conducted its valuation in accordance with guidelines issued by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association). STAR III had previously been utilizing the net investment methodology that is available to REITs during the two and one-half years after breaking escrow in an initial public offering. Under that method, the estimated value per share that shareholders saw on their statements was between $22.27 and $22.63, depending on which share class they were invested in.

About Steadfast Apartment REIT III, Inc.
Steadfast Apartment REIT III, Inc. has invested more than $400 million in 10 multifamily properties in six states. Steadfast Apartment REIT III, Inc. is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of STAR III's Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and STAR III undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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